Exhibit 4.1

AMENDMENT to Subscription Agreement

This Amendment to Subscription Agreement (this “Agreement”) is made and entered into as of January 26, 2024, by and among Singularity Future Technology Ltd., a Virginia company (the “Company”), and each of the Purchasers under the Original Agreement (as defined below). Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement.

RECITALS

WHEREAS, Parties are parties to that certain Subscription Agreement dated as of November 15, 2023 (the “Original Agreement”), where the Company offers an aggregate of 17,000,000 shares of its Common Stock (the “Shares”) and 17,000,000 warrants, with each warrant initially exercisable to purchase one share of Common Stock at an exercise price of $0.607 per share (the “Warrants”) to the Purchasers in a place placement in the form of Units, with each unit of Securities comprised of one Share and one Warrant;

WHEREAS, the Parties desire to amend certain terms and conditions of the Original Agreement;

WHEREAS, pursuant to Section 5(l) of the Original Agreement, amendments to the Original Agreement shall require prior written consent of the Company and each of the Purchasers; and

WHEREAS, the undersigned constitute all parties to the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendment. The Parties hereby agree to amend the Original Agreement (as amended by this Agreement, the “Amended Agreement”) as follows:

(1) A new Section 1(b)(iii) is hereby added to read as follows:

“(iii) Nasdaq’s authorization shall have been obtained for the issuance of the Securities. Furthermore, an approval of the issuance of the Warrants by the Company’s stockholders shall have been obtained before the Warrants are issued to the Purchasers. The closing conditions in this Section 1(b)(iii) are not waivable and may not be waived by any party hereto.”

(2) Section 3(j) is hereby amended and restated in its entirety to read as follows:

“(j) Absence of Litigation. Except as disclosed in the reports, statements and other documents required to be filed by the Company with the U.S. Securities and Exchange Commission, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.”

2. Reference to and Effect on the Original Agreement. On or after the date hereof, each reference in the Original Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Original Agreement as amended hereby. No reference to this Agreement need be made in any instrument or document at any time referring to the Original Agreement, a reference to the Original Agreement in any of such to be deemed a reference to the Amended Agreement.

3. No Other Amendments. Except as set forth herein, the Original Agreement shall remain in full force and effect in accordance with its terms, which such terms are hereby ratified and confirmed and remain in full force and effect.

4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights of obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to its choice of laws principles. Any unresolved controversy or claim arising out of this Agreement will be governed in accordance with the provisions of the Original Agreement.

7. Representation by Counsel. Each of the parties hereto has been represented or has had the opportunity to be represented by legal counsel of their own choice.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

SINGULARITY FUTURE TECHNOLOGY LTD.

By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

Ruiyang Wang

/s/ Ruiyang Wang

Yaqian Du

/s/ Yaqian Du

Jingjing Tan

/s/ Jingjing Tan

Siqi Wang

/s/ SIQI WANG

Shenshen Luo

/s/ SHENSHEN LUO

Guangjun Du

/s/ Guangjun Du

Yifan Li

/s/ YIFAN LI

Shengnan Xia

/s/ Shengnan Xia

Peiqi Chen

/s/ PEIQI CHEN

Zipei Wu

/s/ ZIPEI WU

Yaqian Du

/s/ YAQIAN DU

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